EXHIBIT 1.02

ENDURANCE SPECIALTY HOLDINGS LTD.

AND

THE BANK OF NEW YORK

TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 17, 2005

__________________

$200,000,000

6.15% Senior Notes

Due 2015

TABLE OF CONTENTS

Page

ARTICLE I	6.15% SENIOR NOTES DUE 2015.	1

ARTICLE II	Miscellaneous Provisions.	6

Section 2.01	Recitals by the Company.	6
Section 2.02	Ratification and Incorporation of Original Indenture.	6
Section 2.03	Executed in Counterparts.	6
Section 2.04	New York Law to Govern.	6

Exhibit A	Form of Global Note	A-1
Exhibit B	Form of Certificate of Authentication	B-1

THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 17th day of October, 2005, by and between ENDURANCE SPECIALTY HOLDINGS LTD., an exempted company incorporated in Bermuda as a holding company (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”):

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of July 15, 2004 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the “Indenture”

WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and

WHEREAS, all things necessary to authorize the execution and delivery of this Second Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

6.15% SENIOR NOTES DUE 2015

Section 1.01            Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 6.15% Senior Notes due 2015 (the “Senior Notes”).

There are to be authenticated and delivered Senior Notes, initially limited in aggregate principal amount of $200,000,000 and no further Senior Notes shall be authenticated and delivered except as provided by Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture and the terms of this Second Supplemental Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. The Senior Notes shall be issued in fully registered form.

The Senior Notes shall be issued in the form of one or more Global Securities (as defined below) in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Senior Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02            Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Global Security” means, with respect to any series of securities, a security authenticated and delivered under the Original Indenture executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Original Indenture, which shall be registered in the name of the Depositary or its nominee.

“Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2006.

“Original Issue Date” means October 17, 2005.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding April 1 or October 1, as the case may be.

“Stated Maturity” means October 15, 2015.

“Underwriters” means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 12, 2005, between the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the Underwriters.

Section 1.03            Payment of Principal and Interest. The principal of the Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 6.15% per year until paid or duly provided for, such interest to accrue from October 17, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing April 15, 2006, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.

Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a Redemption Date for, the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

Section 1.04           Denominations. The Senior Notes may be issued in denominations of $1,000, or whole multiples of $1,000 in excess of $2,000.

Section 1.05            Global Securities. The Senior Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 2.8(5) of the Original Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

Section 1.06            Transfer. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 1.07           Defeasance. The provisions of Sections 10.4 and 10.5 of the Original Indenture will apply to the Senior Notes.

Section 1.08           Redemption at the Option of the Company. The Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points; plus in each case, accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Independent Investment Banker” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their successors or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means with respect to any Redemption Date for the Senior Notes (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (1) if any of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notwithstanding Section 12.2 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

If less than all of the Senior Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the principal amount of such Senior Notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select notes and portions of notes in amounts of $1,000 and whole multiples of $1,000 in excess of $2,000. The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

Section 1.09            Payment of Additional Amounts. The Company will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Senior Notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holder of any Senior Note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such Senior Note or in the Indenture to be then due and payable.

The Company will not be required to pay any additional amounts for or on account of:

(1)      any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such note, (b) presented, where presentation is required, such Senior Note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Senior Note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such Senior Note for payment more than 30 days after the date on which the payment in respect of such Senior Note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such Senior Note for payment on any day within that 30-day period;

(2)      any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)      any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Senior Note to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)      any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of November 26-27, 2000, June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, the Company will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such Senior Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Senior Note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Senior Note.

Section 1.10           Redemption for Tax Purposes. The Company may redeem the Senior Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the Redemption Date, at any time the Company receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to the Company, there is a substantial probability that the Company will be required as of the next Interest Payment Date to pay additional amounts with respect to the notes as provided in Section 1.09 herein and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If the Company elects to redeem the Senior Notes under this provision, the Company will give written notice of such election to the Trustee and the holders of the Senior Notes. Interest on the Senior Notes will cease to accrue unless the Company defaults in the payment of the redemption price set forth in this Section 1.09.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01           Recitals by the Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02            Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03            Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 2.04            New York Law to Govern. This Second Supplemental Indenture and each Senior Note shall be deemed to be a contract under the laws of the state of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

as Issuer

By:	/s/ John V. Del Col

Name: John V. Del Col

Title: General Counsel & Secretary

THE BANK OF NEW YORK.

as Trustee

By: /s/ Stacey B. Poindexter

Name: Stacey B. Poindexter

Title: Assistant Vice President

EXHIBIT A

Form of 6.15% Senior Note due October 15, 2015

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SECOND SUPPLEMENTAL INDENTURE TO THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ENDURANCE SPECIALTY HOLDINGS LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. ____

CUSIP No. 29267H AB 5 ISIN No. US29267HAB50

ENDURANCE SPECIALTY HOLDINGS LTD.

6.15% Senior Notes

Due October 15, 2015

Principal Amount:	$200,000,000
Regular Record Date:	with respect to each Interest Payment Date, the close of business on the preceding April 1 or October 1, as the case may be
Original Issue Date:	October 17, 2005
Stated Maturity:	October 15, 2015
Interest Payment Dates:	April 15 and October 15 commencing April 15, 2006
Interest Rate:	6.15% per year
Authorized Denomination:	$1,000

Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ($_________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on April 15, 2006, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date)

will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENDURANCE SPECIALTY HOLDINGS LTD.

as Issuer

By: __________________________

Name:

Title:

Attest:

_____________________

Name:

Title

(Reverse Side of Note)

This Note is one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under a Senior Indenture dated as of July 15, 2004 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture, dated October 17, 2005 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as 6.15% Senior Notes due October 15, 2015 (the “Senior Notes”), initially limited in aggregate principal amount of $200,000,000, provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This Note is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as Depositary for this Note, and the Company does not appoint a successor Depositary within 60 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) an event of default under the Indenture with respect to the Senior Notes has occurred and is continuing, or (iii) the Company in its sole discretion determines that this Note shall be exchangeable for Senior Notes of this series in definitive registered form and executes and delivers to the Security registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Senior Notes of this series in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Note shall be in denominations of $1,000 and whole multiples of $1,000 in excess of $2,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points; plus in each case, accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Independent Investment Banker” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their successors or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means with respect to any Redemption Date for the Senior Notes (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (1) if any of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Notwithstanding Section 12.2 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

If less than all of the Senior Notes are to be redeemed, the Trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select notes and portions of notes in amounts of $1,000 and whole multiples of $1,000 in excess of $2,000.

The Indenture contains provisions for redemption of the Senior Notes for tax purposes in whole but not in part at the option of the Company.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company (“Paying Agent”) and the Security registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.

The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule, law statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note shall be governed by, and construed in accordance with, the internal laws of the state of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian under Uniform Gift to Minors Act
______________________
(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of	CUST – Custodian

survivorship and not as

tenants in common

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	_____________________________________ _____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the 6.15% Senior Notes due 2015 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK

as Trustee

By:_________________________

Authorized Signatory

B-1